Exhibit 99.5
Ruediger Stroh Executive Vice President Storage Peripherals Group (SPG) July 31st 2007

That was then... SPG offers complete Storage IC solutions to all HDD and Tape Drive Customers

SPG offers complete Storage IC solutions to all HDD and Tape Drive Customers This is now...

Drive Electronics SPG offers complete Storage IC solutions to all HDD and Tape Drive Customers VCM Motor Controller Read/Write Channel Hard Disk Controller Preamp SOC Spindle Motor Head Media Security Bridge Chip (Optional) Processor PHY

SPG offers complete Storage IC solutions to all HDD and Tape Drive Customers System on Chips (SoC) Competitive IP integration expertise Enabling simplified disk drive design Reduced power consumption Read Channels Best in class signal-to-noise ratio (SNR) performance High capacity, perpendicular media recording support Low power consumption Pre-Amplifiers High data rates with best-in-class writer performance Lowest power with shortest write-to-read recovery Flexibility to maximize drive yield/performance Hard Disk Controllers Complete storage controller solutions Logic and firmware PHYs Best performance, lowest power, proven compatibilities Serial & Parallel interfaces (SATA, SAS, FC, PATA, SCSI) Security Bridge Chips TCG / P1619 Standards compliant Creates a complete data at rest (DAR) solution Capable of being integrated into the SoC

SPG offers complete Storage IC solutions to all HDD and Tape Drive Customers

HDD Opportunity 2006 Segment Share by Customer Source: IDC, LSI Estimates

HDD Opportunity Total HDD IC Revenue TAM (3%) and Total Units (11%) 3.2 3.3 3.5 3.5 (%): CAGR 2006E-2009E Source: IDC, LSI Estimates

435 480 538 601 (%): CAGR 2006-2009E Source: IDC, LSI Estimates HDD Opportunity Total HDD Units (11%) by Form Factor and Total TAM (3%)

HDD Opportunity 2006 Segment Share by IC Supplier Source: IDC, LSI Estimates

HDD Opportunity 3.2 3.5 3.3 3.5 (%): CAGR 2006E-2009E 435 480 538 601 (%): CAGR 2006-2009E Source: IDC, LSI Estimates 2006 Segment Share by IC Supplier 2006 Segment Share by Customer

Everything we do is to help our Customers win! Leadership in Technology Fastest time to Revenue Flawless execution in Operations Flexible Business Model LSI is Storage

1) Proven - Leadership in Technology Unique Signal processing capabilities enable technology transitions SNR, areal density, performance, drive throughputs and yields First to market with perpendicular recording First to market with 65nm iterative decoding Read Channels Unique End-to-End Recording System Design expertise Total system knowledge and performance enhancement from Head to Host Lowest power - improves battery life, energy costs and reliability Advanced Hard Disk Controller Firmware development and support Unique Flexible Preamp platform design to maximize drive yields Leading silicon performance and ease-of-system integration Major Design wins across all segments

2) Proven - Fastest time to revenue Simultaneous delivery of customized solutions for each market segment Common architecture and firmware across all segments Comprehensive and consistent application & interface tools Single test development platform across all drives Dedicated on-site support to accelerate new product ramps Leader in enabling technology transitions

3) Proven - Flawless execution in Operations High speed and flexible response across value chain Extremely fast product ramps and on-demand changes Tight customer engagement to support unique HDD requirements Managing high demand / mix volatility on a daily basis Near factory / in-region delivery & support Local expertise and fast decision-making #1 QBR ratings in "delivery & responsiveness" #1 QBR ratings in Preamps from leading HDD subcons Fastest ramp to stable and high volume 60Mu/Q, 100+ distinct product variants to 30+ customer centers / factories Record low DPPMs in Preamps and SOCs Shipped 1Mu+ within just 3 months after first samples of a new product

4) Proven - Flexible Business Model Easy to do business with Flexible IP partnerships to gain time to market advantages Delivering "new" value vectors via system-oriented approach Beating customer expectations with new and competitive products Integrated Organization and Processes - customized for HDD business

LSI is Storage Long history of delivering high quality, leading edge IP End to end systems expertise - Head to Host Long standing inter-personal Customer relationships Leader in interface technology Focused on Storage

Fantastic Momentum and winning Strategy! Gaining Share at existing Customers Won all mainstream platforms at a key customer through 2009 Won a major Enterprise platform due to the merger Targeting #1in SoCs and Preamp Expanding Customer Base Won mainstream SoC business with a new Tier 1 customer Initial shipments for a 160GB/P DT SoC and Hybrid with a new customer Won 100% PA business at a new customer Engaged with all HDD & Tape customers Evaluating TAM Expansion Trustworthy long-term partner for our customers Highest standards of integrity, ethics and commitment to each other, Customers and Shareholder interests